Exhibit 1.1

Enviva Partners, LP

[—] Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[—], 2015

BARCLAYS CAPITAL INC.

GOLDMAN, SACHS & CO.

RBC CAPITAL MARKETS, LLC

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Enviva Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to sell [—] common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to [—] additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units”. This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

It is understood and agreed to by all parties that as of the date hereof:

(a) Enviva Holdings, LP, a Delaware limited partnership (the “Sponsor”), owns 100% of the outstanding limited liability company interests in Enviva MLP Holdco, LLC, a Delaware limited liability company (“Holdco”).

(b) The Sponsor owns 100% of the outstanding limited liability company interests in Enviva Cottondale Acquisition I, LLC, a Delaware limited liability company (“Acquisition I”).

(c) The Sponsor owns 100% of the outstanding limited liability company interests in Enviva Development Holdings, LLC, a Delaware limited liability company (“Development Holdings”). Development Holdings owns all of the issued and outstanding Class B Units of Enviva Wilmington Holdings, LLC, a Delaware limited liability company (“Wilmington Holdings”), and is the managing member of Wilmington Holdings. Wilmington Holdings owns 100% of the limited liability company interests in Enviva Pellets Southampton, LLC, a Delaware limited liability company (“Southampton”).

(d) Holdco owns 100% of the outstanding limited liability company interests in Enviva Partners GP, LLC, a Delaware limited liability company (the “General Partner”), and a 100% limited partner interest in the Partnership.

(e) The General Partner owns a non-economic general partner interest in the Partnership.

(f) The Partnership owns 100% of the outstanding limited liability company interests in Enviva Cottondale Acquisition II, LLC, a Delaware limited liability company (“Acquisition II”). Acquisition II owns 100% of the outstanding limited liability company interests in Enviva Pellets Cottondale, LLC, a Delaware limited liability company (“Cottondale”).

(g) The Partnership owns 100% of the outstanding limited liability company interests in Enviva GP, LLC, a Delaware limited liability company (“Enviva GP”), and a 99.999% limited partner interest in Enviva, LP, a Delaware limited partnership (“Enviva LP”).

(h) Enviva GP owns a 0.001% general partner interest in Enviva LP.

(i) Enviva LP owns 100% of the limited liability company interests in each of Enviva Pellets Ahoskie, LLC, a Delaware limited liability company (“Ahoskie”), Enviva Pellets Amory, LLC, a Delaware limited liability company (“Amory”), Enviva Materials, LLC, a Delaware limited liability company (“Materials”), Enviva Pellets Northampton, LLC, a Delaware limited liability company (“Northampton”), Enviva Port of Chesapeake, LLC, a Delaware limited liability company (“Chesapeake”), and Enviva Pellets Perkinston, LLC, a Delaware limited liability company (“Perkinston”). Perkinston owns 67% of the limited liability company interests in Enviva Pellets Wiggins, LLC, a Mississippi limited liability company (“Wiggins”). Ahoskie, Amory, Materials, Northampton, Chesapeake, Perkinston, Wiggins and Cottondale are collectively referred to herein as the “Operating Subsidiaries.”

It is understood and agreed by the parties hereto that the following transactions occurred or will occur at or prior to the closing of the offering of the Firm Units on the Initial Delivery Date (as defined in Section 4):

(a) Green Circle Bio Energy, Inc., a Delaware corporation (“Green Circle”), was converted into Cottondale;

(b) Chesapeake and Wilmington Holdings entered into the Terminal Services Agreement dated as of November 24, 2014 (the “Sampson Terminal Services Agreement”), pursuant to which Chesapeake will provide terminaling services to Wilmington Holdings for production from a wood pellet production facility in Sampson County, North Carolina upon commencement of operations;

(c) the parties thereto consummated the transactions contemplated by the Contribution Agreement by and between Enviva LP and Wilmington Holdings dated as of

November 25, 2014 (the “Southampton Contribution Agreement”), pursuant to which, inter alia, Enviva LP conveyed all of the outstanding limited liability company interests in Southampton to Wilmington Holdings;

(d) the Partnership entered into a new aggregate $199.5 million senior secured credit facilities (the “Credit Agreement”);

(e) the parties thereto consummated the transactions contemplated by the Contribution Agreement by and among the Sponsor, Holdco, Enviva LP, Acquisition I and the Partnership dated as of April [    ], 2015 (the “Contribution Agreement”), pursuant to which, inter alia:

(i) Enviva C&M Holdings, LLC, a Delaware limited liability company (“C&M Holdings”), merged with and into the Partnership, with the Partnership continuing as the surviving entity;

(ii) the Sponsor contributed the General Partner and the Partnership to Holdco;

(iii) Holdco contributed Enviva LP and Enviva GP to the Partnership; and

(iv) Acquisition I contributed Acquisition II to the Partnership;

(f) the Partnership, the General Partner, Enviva LP, Enviva GP, certain subsidiaries of Enviva LP (collectively, the “Services Recipients”) and Enviva Management Company, LLC, a Delaware limited liability company (“Management Company”), entered into the Management Services Agreement dated as of April [    ], 2015 (the “Management Services Agreement”), pursuant to which the Management Company performs services that are necessary or appropriate to conduct the day-to-day business operations of the Services Recipients;

(g) Enviva LP and Wilmington Holdings entered into the Master Biomass Purchase and Sale Agreement dated as of April [    ], 2015 (the “Biomass Purchase Agreement”), pursuant to which Enviva LP purchases wood pellets from affiliates of the Sponsor;

(h) Chesapeake and Wilmington Holdings entered into the Terminal Services Agreement dated as of April [    ], 2015 (the “Southampton Terminal Services Agreement”), pursuant to which Chesapeake provides terminaling services to Wilmington Holdings for production from a wood pellet production facility located in Southampton County, Virginia and owned by Southampton;

(i) the Partnership, the General Partner and the Sponsor entered into the License Agreement dated as of April [    ], 2015 (the “License Agreement”), pursuant to which the Sponsor granted to the Partnership and the General Partner a nonexclusive and nontransferable right and license to use certain intellectual property owned by the Sponsor;

(j) the parties thereto will consummate the transactions contemplated by the Contribution Agreement to be dated as of April [    ], 2015 (the “IPO Contribution Agreement”), which provides that, inter alia:

(i) Acquisition II will merge with and into the Partnership, with the Partnership as the surviving entity (the “Acquisition II Merger”); and

(ii) the Partnership will contribute Cottondale to Enviva LP.

(k) the Partnership will amend and restate its Agreement of Limited Partnership dated as of November 12, 2013 (as it may be amended from time to time, the “Partnership Agreement”);

(l) the General Partner will amend and restate its Limited Liability Company Agreement dated November 12, 2013 (as it may be amended from time to time, the “General Partner Agreement”);

(m) the Partnership, the General Partner and the Sponsor will enter into a Purchase Rights Agreement (the “ROFO Agreement”);

(n) the Partnership will issue (i) to Holdco an aggregate of [—] Common Units (“Holdco Common Units”) and [—] subordinated units representing limited partner interests in the Partnership (“Subordinated Units”) (ii) to Acquisition I an aggregate of [—] Common Units (together with the Holdco Common Units and Subordinated Units, the “Sponsor Units”);

(o) the Partnership will issue to the General Partner all of the incentive distribution rights representing limited partner interests (“Incentive Distribution Rights”) in the Partnership;

(p) the Partnership and the Sponsor will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Partnership will provide certain registration and other rights to the Sponsor in connection with the issuance of the Sponsor Units;

(q) the public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated; and

(r) the Partnership will use the proceeds of the Offering, after deducting underwriting discounts and offering expenses, (i) to repay, or cause to be repaid, certain indebtedness of Cottondale and Acquisition II, (ii) to make a distribution, together with borrowings under the Credit Agreement, to Holdco and (iii) for general partnership purposes, as described under “Use of Proceeds” in the Pricing Disclosure Package (as defined herein) and the Prospectus (as defined herein).

The transactions contemplated in subsections (a) through (r) above are referred to herein as the “Transactions.” The Sampson Terminal Services Agreement, the Southampton Contribution Agreement, the Contribution Agreement, the IPO Contribution Agreement, the

ROFO Agreement, the Management Services Agreement, the Credit Agreement, the Registration Rights Agreement, the Biomass Purchase Agreement, the Southampton Terminal Services Agreement and the License Agreement are collectively referred to herein as the “Transaction Documents.” The Transaction Documents and the Organizational Documents (as defined herein) are collectively referred to herein as the “Operative Agreements.” The Sponsor, the Partnership, the General Partner, Holdco, Enviva GP and Enviva LP are collectively referred to herein as the “Partnership Parties.” The Partnership Parties and the Operating Subsidiaries are collectively referred to herein as the “Partnership Entities.”

As used in this Agreement:

(i) “Applicable Time” means [—] [a.m.][p.m.] (New York City time) on [—], 2015;

(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Securities and Exchange Commission (the “Commission”) in accordance with the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”);

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(viii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

(ix) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).

1. Representations, Warranties and Agreements of the Partnership Parties. The Partnership Parties hereby, jointly and severally, represent, warrant and agree that:

(a) A registration statement on Form S-1 (File No. 333-199625) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the representatives (the “Representatives”) of the Underwriters.

(b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of any of the Partnership Parties, threatened by the Commission.

(c) From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(d) The Partnership Parties (i) have not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) have not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Partnership Parties reconfirm that the Representatives have been authorized to act on their behalf in undertaking Testing-the-Waters Communications. The Partnership Parties have not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.

(e) The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(f) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(g) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(j) Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(k) Each Written Testing-the-Waters Communication listed on Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule III hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e); and the Partnership has filed publicly with the Commission at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Units. Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Units will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(l) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery requirements and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule V hereto. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(m) Each of the Partnership Entities has been duly organized, is validly existing and in good standing as a limited partnership or limited liability company, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, partners’ capital, properties, business or prospects of the Partnership and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each of the Partnership Entities has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged in all material respects. Following the Initial Delivery Date, and after giving effect to the Acquisition II Merger, the Partnership will not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than Enviva LP, Enviva GP and the Operating Subsidiaries.

(n) The General Partner has the requisite limited liability company power and authority to act as the general partner of the Partnership as described in the Registration Statement and the most recent Preliminary Prospectus. Enviva GP has the requisite limited liability company power and authority to act as the general partner of Enviva LP as described in the Registration Statement and the most recent Preliminary Prospectus.

(o) The Sponsor owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own, 100% of the outstanding limited liability company interests in Holdco; such interests are duly authorized and validly issued in accordance with the limited liability company agreement of Holdco (the “Holdco LLC Agreement”) and are fully paid (to the extent required under the Holdco LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Sponsor owns such interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).

(p) At each applicable Delivery Date, after giving effect to the Transactions, Holdco and Acquisition I will own the Sponsor Units; such Sponsor Units and the limited partner interest represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the Sponsor and Acquisition I will own such Sponsor Units free and clear of all Liens.

(q) Holdco owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own, 100% of the outstanding limited liability company interests in the General Partner; such interests have been, and at each applicable Delivery Date will be, duly authorized and validly issued in accordance with the General Partner Agreement and fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Holdco owns, and at each applicable Delivery Date will own, such interests free and clear of all Liens, except as provided for in the Credit Agreement.

(r) The General Partner is, and at each applicable Delivery Date will be, the sole general partner of the Partnership and will own a non-economic general partner interest in the Partnership (the “GP Interest”); such GP Interest has been, and at each applicable Delivery Date will be, duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns, and at each applicable Delivery Date will own, the GP Interest free and clear of all Liens.

(s) At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interest represented thereby will have been duly authorized, and at each applicable Delivery Date will be, validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and, at each applicable Delivery Date, the General Partner will own the Incentive Distribution Rights free and clear of all Liens.

(t) The Partnership owns, and at each applicable Delivery Date will own, a 99.999% limited partner interest in Enviva LP; such limited partner interest has been, and at each applicable Delivery Date will be, duly authorized in accordance with the partnership agreement of Enviva LP (the “Enviva LP Partnership Agreement”) and fully paid (to the extent required under the Enviva LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns, and at each applicable Delivery Date will own, such limited partner interest free and clear of all Liens, except as provided for in the Credit Agreement.

(u) The Partnership owns, and at each applicable Delivery Date will own, 100% of the outstanding limited liability company interests in Enviva GP; such interests have been, and at each applicable Delivery Date will be, duly authorized and validly issued in accordance with the limited liability company agreement of Enviva GP (the “Enviva GP Agreement”) and fully paid (to the extent required under the Enviva GP Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns, and at each applicable Delivery Date will own, such interests free and clear of all Liens, except as provided for in the Credit Agreement.

(v) Enviva GP owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own a 0.001% general partner interest in Enviva LP (the “Enviva GP Interest”); such Enviva GP Interest is, and at each applicable Delivery Date will be, duly authorized and validly issued in accordance with the Enviva LP Partnership Agreement; and Enviva GP owns the Enviva GP Interest free and clear of all Liens, except as provided for in the Credit Agreement.

(w) Enviva LP owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own 100% of the outstanding limited liability company interests in each of Ahoskie, Amory, Materials, Northampton, Chesapeake and Perkinston; such interests are, and at each applicable Delivery Date will be, duly authorized and validly issued in accordance with the applicable limited liability company agreement of such entity and fully paid (to the extent required under the applicable limited liability company agreement of such entity) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Enviva LP owns, and at each applicable Delivery Date will own, such interests free and clear of all Liens, except as provided for in the Credit Agreement.

(x) At each applicable Delivery Date, after giving effect to the Transactions, Enviva LP will own 100% of the outstanding limited liability company interests in Cottondale; such interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of Cottondale and will be fully paid (to the extent required under the limited liability company agreement of Cottondale) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and, at each applicable Delivery Date, Enviva LP will own such interests free and clear of all Liens, except as provided for in the Credit Agreement.

(y) Perkinston owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own 20,006,779 Series B Common Units (as defined in the limited liability company agreement of Wiggins (the “Wiggins LLC Agreement”)) and 20,006,779 Series A Preferred Units (as defined in the Wiggins LLC Agreement); such interests are, and at each applicable Delivery Date will be, duly authorized and validly issued in accordance with the Wiggins LLC Agreement and are fully paid (to the extent required under the Wiggins LLC

Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 79-29-609 and 79-29-813 of the Mississippi Limited Liability Company Act (the “MS LLC Act”); and Perkinston owns, and at each applicable Delivery Date will own, such interests free and clear of all Liens, except as provided for in the Credit Agreement.

(z) Other than the GP Interest and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(aa) At the Initial Delivery Date, after giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of [—] Common Units, [—] Subordinated Units, the GP Interest and the Incentive Distribution Rights.

(bb) The sale and issuance of (i) the Sponsor Units to Holdco and Acquisition I and (ii) the GP Interest and the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

(cc) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as set forth in the Partnership Agreement, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities; provided that any such preemptive rights or other rights to purchase any equity securities of any of the Partnership Entities exercisable in connection with the transactions contemplated by this Agreement and the Operative Agreements (including the Transactions) have been waived, or (ii) outstanding options or warrants to purchase any securities of any of the Partnership Entities. None of (A) the filing of the Registration Statement or (B) the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(dd) Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Agreement. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the most recent Preliminary Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the IPO Contribution Agreement. At each Delivery Date, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the GP Interest and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements by the Partnership Entities party thereto and the consummation of the transactions contemplated by this Agreement (including the Transactions) and the Operative Agreements shall have been validly taken.

(ee) This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(ff) At or before the Initial Delivery Date:

(i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Holdco, and will be a valid and legally binding agreement of the General Partner and Holdco, enforceable against the General Partner and Holdco in accordance with its terms;

(ii) the General Partner Agreement will have been duly authorized, executed and delivered by Holdco and will be a valid and legally binding agreement of Holdco, enforceable against Holdco in accordance with its terms;

(iii) the Enviva GP Agreement will have been duly authorized, executed and delivered by the Partnership, and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(iv) the Enviva LP Agreement will have been duly authorized, executed and delivered by the Partnership and Enviva GP, and will be a valid and legally binding agreement of the Partnership and Enviva GP, enforceable against the Partnership and Enviva GP in accordance with its terms;

(v) the limited liability company agreements of each Operating Subsidiary (other than Wiggins) will have been duly authorized, executed and delivered by Enviva LP, and will be a valid and legally binding agreement of Enviva LP, enforceable against Enviva LP in accordance with its terms;

(vi) the Wiggins LLC Agreement will have been duly authorized, executed and delivered by Perkinston and, to the knowledge of the Partnership Parties, the other parties thereto, and will be a valid and legally binding agreement of Perkinston, enforceable against Perkinston in accordance with its terms;

(vii) each Transaction Document will have been duly authorized, executed and delivered by each Partnership Entity party thereto, and will be a valid and legally binding agreement of each Partnership Entity party thereto, enforceable against each such entity in accordance with its terms;

provided, that with respect to each agreement described in this Section 1(ff), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(gg) The IPO Contribution Agreement will be legally sufficient to transfer or convey to the Partnership Entities satisfactory title to, or valid rights to use or manage all properties not already held by it that are, individually or in the aggregate, required to enable the Partnership

Entities to conduct operations in all material respects as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the IPO Contribution Agreement.

(hh) The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform, and the Sponsor Units and the Incentive Distribution Rights when issued and delivered in accordance with the terms of the Partnership Agreement and the IPO Contribution Agreement, will conform, in all material respects, to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The GP Interest conforms, in all material respects, to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii) The issue and sale of the Units by the Partnership, the execution, delivery and performance of this Agreement by the Partnership Parties and the consummation of the Transactions will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any Lien upon any property or assets of the Partnership Entities, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property or assets of any of the Partnership Entities is subject; (ii) result in any violation of the provisions of the organizational documents of any of the Partnership Entities (collectively, the “Organizational Documents”); or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties or assets in a proceeding to which any of them is a party or their respective properties or assets are bound, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(jj) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties or assets is required for (i) the issue and sale of the Units by the Partnership, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the execution, delivery and performance by the Partnership Entities party thereto of the Operative Agreements or (iv) the consummation of the transactions contemplated hereby and the Operative Agreements (including the Transactions), except (A) for the registration of the Units under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority (the “FINRA”) in connection with the purchase and sale of the Units by the Underwriters (B) for such consents, approvals, authorizations, orders, filings, registrations or qualifications that have been, or prior to the Initial Delivery Date will be, obtained or made, (C) for any such consents, approvals, authorizations, orders, filings, registrations or qualifications the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Partnership Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements and (D) as described in the Registration Statement and the most recent Preliminary Prospectus.

(kk) The historical financial statements of Enviva LP and its subsidiaries, Green Circle and the Partnership (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except as otherwise disclosed therein.

(ll) The pro forma financial statements (and the related notes thereto) included in the Registration Statement and the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus. The pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(mm) Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including, but not limited to, any statements with respect to projected results of operations, estimated cash available for distribution and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(nn) KPMG LLP, who have certified certain financial statements of Enviva LP and its subsidiaries and the Partnership, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(oo) The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Partnership’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses in the Partnership Entities’ internal controls.

(pp) (i) The Partnership Entities maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information is accumulated and communicated to management of the General Partner, including the principal executive officer and principal financial officer of the General Partner, as appropriate, and (iii) to the extent required by Rule 13a-15 of the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(qq) Since the date of the most recent balance sheet of the Partnership reviewed or audited by KPMG, LLP, (i) the Partnership Parties have not been advised of or become aware of (A) any significant deficiencies or any material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership and its subsidiaries to record, process, summarize and report financial data, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(rr) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” set forth in the most recent Preliminary Prospectus accurately and fully describes (i) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ss) There is not and has not been any failure on the part of the Partnership or any of the directors or officers of the General Partner, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(tt) Except as described in the most recent Preliminary Prospectus, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, none of the Partnership Entities has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than as contemplated by the Contribution Agreement or IPO Contribution Agreement), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) made any distribution, and since such date, there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, members’ equity/partners’ capital, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(uu) The Partnership Entities have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such Liens as are described in the most recent Preliminary Prospectus or as permitted by the Credit Agreement, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities. All assets held under lease by the Partnership Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Partnership Entities.

(vv) The Partnership Entities have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus. The Partnership Entities have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus. None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except those that would not reasonably be expected to have a Material Adverse Effect.

(ww) The Partnership Entities own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except as would not reasonably be expected to have a Material Adverse Effect.

(xx) Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the Transactions; and to the Partnership Parties’ knowledge, no such proceedings are threatened by governmental authorities or others.

(yy) There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(zz) The statements made in the most recent Preliminary Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Business—Environmental Matters,” “Business—Safety and Maintenance,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” and “Material U.S. Federal Income Tax Consequences,” and “Investment in Enviva Partners, LP by Employee Benefit Plans,” insofar as they purport to constitute summaries of the terms of certain statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents referred to therein in all material respects.

(aaa) The Partnership Entities carry, or are covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Partnership Entities are in full force and effect; the Partnership Entities are in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Partnership Entities have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(bbb) No relationship, direct or indirect, exists between or among the Partnership, on the one hand, and the directors, officers, unitholders, customers or suppliers of the Partnership or the General Partner, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(ccc) No labor disturbance by or dispute with the employees of the Partnership or any of its subsidiaries exists or, to the knowledge of the Partnership Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

(ddd) None of the Partnership Entities (i) is in violation of its organizational documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(eee) Except as described in the Registration Statement and the most recent Preliminary Prospectus, the Partnership Entities (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, failure to receive the required permits or failure to comply with the terms and conditions of such permits, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Partnership Parties are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Partnership Entities, and (z) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws.

(fff) The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Partnership Entities, nor do the Partnership Parties have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against any Partnership Entity, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ggg) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(hhh) The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(iii) None of the Partnership Entities is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units by the Partnership and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(jjj) Hawkins Wright, whose industry-related data appears in the most recent Preliminary Prospectus, was, as of the date of such data, and is, as of the date hereof, an independent market consultant with expertise in the international forest products and bioenergy industries.

(kkk) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between any Partnership Entity and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act.

(lll) None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(mmm) The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(nnn) The Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(ooo) The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, The New York Stock Exchange.

(ppp) The Partnership Entities have not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication to which the Representatives have consented in accordance with Sections 1(i) and 6(a)(vi).

(qqq) None of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of the Partnership Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(rrr) The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(sss) None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ttt) The Partnership has no debt securities rated by any “nationally recognized statistical rating organization”, as that term is defined by the Commission under Section 3(a)(62) of the Exchange Act.

Any certificate signed by any officer of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Parties, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell [—] Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to [—] additional Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for both the Firm Units and any Option Units is $[—] per unit.

The Partnership is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the purchase price by wire transfer in immediately available funds to the account specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company (the “DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Units Delivery Date”, and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On each Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the purchase price by wire transfer in immediately available funds to the account specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements of the Partnership Parties and the Underwriters. The Partnership Parties agree:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after they receive notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after they receive notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly their best efforts to obtain its withdrawal.

(ii) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any Written Testing-the-Waters Communication; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership Parties or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi) Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(ix) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than the (A) the Units or (B) Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, and to cause each officer, director and unitholder of the Partnership set forth on Schedule VI hereto to furnish to the Representatives, prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi) To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiii) If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall pay the Commission the filing fee for the Rule 462(b) Registration Statement prior to 5:00 P.M. Washington, D.C. time, on the next business day following the date of this Agreement.

(xiv) The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xv) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Partnership will promptly notify the Representatives of (A) any distribution by the Partnership Entities of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(xvi) The Partnership and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xvii) The Partnership Parties and their respective affiliates will do and perform all things required or necessary to be done and performed under this Agreement by them prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Units on the New York Stock Exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Partnership and one-half of the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All partnership or limited liability company proceedings, as applicable, and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Vinson & Elkins L.L.P. as counsel to the Partnership, shall have furnished to the Representatives its written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(e) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Representatives shall have received from each of KPMG LLP and Carr, Riggs & Ingram, LLC a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter of each of KPMG LLP and Carr, Riggs & Ingram, LLC referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (each, an “initial letter”), the Partnership shall have furnished to the Representatives a letter (each, a “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the applicable bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the applicable bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the applicable initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the applicable initial letter.

(h) The Partnership Parties shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of such Partnership Party as to such matters as the Representatives may reasonably request, including, without limitation, a statement that:

(i) the representations, warranties and agreements of the Partnership Parties in Section 1 are true and correct on and as of such Delivery Date, and the Partnership Parties have complied with all their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(i) Except as described in the most recent Preliminary Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capitalization or long-term debt of the Partnership or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, members’/partners’ capital, properties, management, business or prospects of the Partnership and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(l) The Lock-Up Agreements between the Representatives and the officers, directors and unitholders of the Partnership Parties set forth on Schedule VI, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(m) On or prior to each Delivery Date, the Partnership Parties shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Partnership Parties hereby agree to indemnify and hold harmless each Underwriter, its directors, officers, employees, and the agents of each Underwriter who have or who are alleged to have participated in the distribution of the Units as underwriters (collectively, the “selling agents”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of such Underwriter who has or is alleged to have participated in the offering of the Units (each such affiliate, a “Participating Affiliate”) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, Participating Affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by any Partnership Party for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such Participating Affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, Participating Affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or to any Participating Affiliate, director, officer, employee, selling agent or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Partnership Party, its directors (including director nominees), officers, employees and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Partnership Party or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to such Partnership Party or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party; (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (in addition to local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding). No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b), or 8(f) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statements regarding delivery of Units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership Parties by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this

Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership Parties, except that the Partnership Parties will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership Parties or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(i) or 7(j) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement (other than Sections 7(j)(i)(A), (j)(ii), (j)(iii) or (j)(iv)), the Partnership Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership Parties shall pay the full amount thereof to the Representatives; provided, however, that such obligations of the Partnership Parties pursuant to clause (a) hereof shall not extend to a defaulting Underwriter. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Partnership Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Underwriters’ investment banking divisions. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Partnership Parties acknowledge and agree that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. The Partnership Parties hereby waive any claims that they may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and

(b) if to any Partnership Party, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel (Fax: (240) 482-3774).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Partnership Parties, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19. Waiver of Jury Trial. The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow.]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ENVIVA HOLDINGS, LP

By: Enviva Holdings GP, LLC,
Its General Partner

By:
Name:
Title:

ENVIVA MLP HOLDCO, LLC

By:
Name:
Title:

ENVIVA PARTNERS GP, LLC

By:
Name:
Title:

ENVIVA PARTNERS, LP

By: Enviva Partners GP, LLC,
Its General Partner

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

ENVIVA GP, LLC

By:
Name:
Title:

ENVIVA, LP

By: Enviva GP, LLC,
Its General Partner

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted:

BARCLAYS CAPITAL INC.

GOLDMAN, SACHS & CO.

RBC CAPITAL MARKETS, LLC

CITIGROUP GLOBAL MARKETS INC.

For themselves and as Representatives

of the several Underwriters named

in Schedule I hereto

By: BARCLAYS CAPITAL INC.

By:
Authorized Representative

By: GOLDMAN, SACHS & CO.

By:
Authorized Representative

By: RBC CAPITAL MARKETS, LLC

By:
Authorized Representative

By: CITIGROUP GLOBAL MARKETS INC.

By:
Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Units

Barclays Capital Inc.	[—]
Goldman, Sachs & Co.	[—]
RBC Capital Markets, LLC	[—]
Citigroup Global Markets Inc.	[—]
J.P. Morgan Securities LLC	[—]
Raymond James & Associates, Inc.	[—]
U.S. Capital Advisors LLC	[—]

Total	[—]

Schedule I

SCHEDULE II

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price: [—]

2. Number of Common Units offered: [—]

Schedule II

SCHEDULE III

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

1.	[Enviva Partners, LP Testing the Waters Presentation dated January 2015]

Schedule III

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

[None.]

Schedule IV

SCHEDULE V

ISSUER FREE WRITING PROSPECTUS

[None.]

Schedule V

SCHEDULE VI

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors/Director Nominees

Ralph C. Alexander

Lord Browne of Madingley

John C. Bumgarner, Jr.

Michael B. Hoffman

John K. Keppler

William K. Reilly

Carl L. Williams

Janet S. Wong

Officers

James P. Geraghty

John K. Keppler

Thomas Meth

Stephen F. Reeves

William H. Schmidt, Jr.

E. Royal Smith

Schedule VI

EXHIBIT A

FORM OF LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

GOLDMAN, SACHS & CO.

RBC CAPITAL MARKETS, LLC

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several

  Underwriters named in Schedule I to the Underwriting Agreement,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units representing limited partner interests (“Common Units”) in Enviva Partners, LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Exhibit A-1

The foregoing paragraph shall not apply to (a) transactions relating to Common Units or other securities acquired in the open market after the completion of the offering, (b) bona fide gifts, sales or other dispositions of any class of the Partnership’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (iii) the undersigned notifies Barclays Capital Inc. at least two business days prior to the proposed transfer or disposition, (c) the exercise of warrants or the exercise of options granted pursuant to the Partnership’s option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Common Units issued upon such exercise or conversion, (d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that the Partnership is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan, and (e) any demands or requests for, any exercise of any right with respect to, or the taking of any action in preparation of, the registration by the Partnership under the Securities Act of the undersigned’s Common Units; provided that no transfer of the undersigned’s Common Units registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s Common Units during the Lock-Up Period.

If the undersigned is an officer or director of the Partnership’s general partner, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed Common Units, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of Common Units that is directed in writing by the Partnership.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not

Exhibit A-2

become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Common Units to the Underwriters or (2) [—], in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-4

EXHIBIT B

FORM OF OPINION OF VINSON & ELKINS L.L.P.

(a) Other than Wiggins, as to which such counsel need not express any opinion, each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the State of Delaware, with full limited partnership or limited liability company power and authority, as the case may be, (A) to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party and (B) to own or lease, as the case may be, and to operate its properties and conduct its business, in each case as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign entity, and is in good standing as a limited partnership or limited liability company, as the case may be, under the laws of each jurisdiction set forth on Schedule A to the opinion.

(b) The Sponsor owns 100% of the limited liability company interests in Holdco; such limited liability company interests have been duly authorized and validly issued in accordance with the Holdco LLC Agreement and are fully paid (to the extent required by the Holdco LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); the Sponsor owns such limited liability company interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Sponsor as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(c) Holdco and Acquisition I own the Sponsor Units; such Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or as otherwise described in the Pricing Disclosure Package or the Prospectus under the caption “The Partnership Agreement—Limited Liability”); and Holdco and Acquisition I own the Sponsor Units free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdco or Acquisition I as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement or as described in the Pricing Disclosure Package or the Prospectus and (2) those created by or arising under the Delaware LP Act.

(d) Holdco owns 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required by the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Holdco owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdco as

Exhibit B-1

debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(e) The General Partner is the sole general partner of the Partnership and owns the GP Interest and all of the Incentive Distribution Rights; such GP Interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and, in the case of the Incentive Distribution Rights, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or as otherwise described in the Pricing Disclosure Package or the Prospectus under the caption “The Partnership Agreement—Limited Liability”); and the General Partner owns such GP Interest and Incentive Distribution Rights free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement or as described in the Pricing Disclosure Package or the Prospectus and (2) those created by or arising under the Delaware LP Act.

(f) The Partnership owns a 99.999% limited partnership interest in Enviva LP; such limited partner interest has been duly authorized and validly issued in accordance with the Enviva LP Partnership Agreement and is fully paid (to the extent required under the Enviva LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens (excluding those arising under the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the Enviva LP Partnership Agreement and (2) those created by or arising under the Delaware LP Act.

(g) The Partnership owns 100% of the limited liability company interests in Enviva GP; such limited liability company interests have been duly authorized and validly issued in accordance with the Enviva GP Agreement and are fully paid (to the extent required by the Enviva GP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (excluding those arising under the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the Enviva GP Agreement and (2) those created by or arising under the Delaware LLC Act.

(h) Enviva GP is the sole general partner of Enviva LP and owns a 0.001% general partner interest in Enviva LP; such Enviva GP Interest has been duly authorized and validly issued in accordance with the Enviva LP Partnership Agreement; and Enviva GP owns such Enviva GP Interest free and clear of all Liens (excluding those arising under the Credit

Exhibit B-2

Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Enviva GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the Enviva LP Partnership Agreement and (2) those created by or arising under the Delaware LP Act.

(i) Enviva LP owns 100% of the limited liability company interests in each of Ahoskie, Amory, Materials, Northampton, Chesapeake, Perkinston and Cottondale; such limited liability company interests have been duly authorized and validly issued in accordance with the applicable limited liability company agreement of such entity and fully paid (to the extent required under the applicable limited liability company agreement of such entity) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Enviva LP owns such limited liability company interests free and clear of all Liens (excluding those arising under the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Enviva LP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the applicable limited liability company agreement and (2) those created by or arising under the Delaware LLC Act.

(j) Other than the Sponsor Units and the Incentive Distribution Rights, the Units are the only limited partner interests of the Partnership issued and outstanding.

(k) The Units to be offered and sold by the Partnership to the Underwriters under the Agreement have been duly authorized in accordance with the Partnership Agreement, and, when issued and delivered to the Underwriters upon payment therefor in accordance with the Agreement, will be validly issued, in accordance with the Partnership Agreement, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(l) There are (i) no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Documents of any such Partnership Entity. To our knowledge, the filing of the Registration Statement, and the offering or sale of the Units as contemplated by the Underwriting Agreement does not give rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership except such rights as have been waived or satisfied.

(m) The Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(n) Each of the Operative Agreements have been duly authorized, executed and delivered by each of the Partnership Entities party thereto (other than Wiggins) and constitute a valid and legally binding obligation of each of the Partnership Entities party thereto, enforceable against each of them in accordance with their respective terms, provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and implied covenants of good faith and fair dealing.

Exhibit B-3

(o) As of the date hereof, the offering, issuance and sale of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, the execution, delivery and performance of the Agreement and each of the Operative Agreements by the Partnership Entities party thereto and the consummation of any other transactions contemplated by the Agreement and the Operative Agreements (including the Transactions) do not and will not:

(i) conflict with or violate the Organizational Documents of any of the Partnership Entities (excluding the Organizational Documents of Wiggins);

(ii) conflict with, result in the breach of, or result in a default (or, an event that, with notice or lapse of time or both, would constitute such an event) under any agreement or instrument listed on Schedule B to the opinion;

(iii) violate any federal or New York statute, rule or regulation applicable to the Partnership Entities or the Delaware LLC Act or the Delaware LP Act (it being understood that we do not express an opinion with respect to any securities or other anti-fraud law); or

(iv) result in the creation of any security interest in, or lien upon, any property or assets of any of the Partnership Entities, except for such security interests or liens as may arise under the Credit Agreement; or

except in the case of clauses (ii), (iii) or (iv) as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of the Agreement or the consummation of any of the transactions contemplated by the Agreement and the Operative Agreements (including the Transactions).

(p) No consent, approval, authorization, filing with or order of or with any U.S. federal, New York or Delaware court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the transactions contemplated under the Agreement and the Operative Agreements (including the Transactions), except (A) such as may be required under the Securities Act, the Exchange Act, the rules of the NYSE, the rules of FINRA (as to which we express no opinion), (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated in the Agreement and in the Pricing Disclosure Package and the Prospectus (as to which we express no opinion), (C) such as have been obtained or made and (D) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of the Agreement or the consummation of any of the transactions contemplated by the Agreement and the Operative Agreements (including the Transactions);

(q) The Registration Statement was declared effective under the Securities Act as of [—], 2015, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act in the manner and within the time period required by Rule 424. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

Exhibit B-4

(r) The Registration Statement at the Effective Date, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-1 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and the Prospectus are correct and complete.

(s) The statements made in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions.” “How We Make Distributions to Our Partners,” “Description of The Common Units” and “The Partnership Agreement,” insofar as they purport to constitute summaries of the terms of the Units, the Sponsor Units and the Incentive Distribution Rights constitute accurate summaries of the terms of such Units, Sponsor Units and Incentive Distribution Rights in all material respects.

(t) The statements made in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Business—Environmental Matters,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Duties,” “The Partnership Agreement” and “Investment in Enviva Partners, LP by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of certain statutes, rules or regulations, legal and governmental proceedings or contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects.

(u) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely on such opinion as if it were addressed to them.

(v) The Partnership is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.

In addition, such counsel shall state that they have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and have participated in conferences with officers and other representatives of the General Partner, the Partnership and the Sponsor and the independent registered public accounting firm of the Partnership and Enviva LP and representatives of the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in paragraphs (s), (t) and (u) above), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(a) the Registration Statement, at the time it became effective on [—], 2015, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

Exhibit B-5

(b) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c) the Prospectus, as of its date or as of such Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements and notes and related schedules and other financial or accounting data contained in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the General Partner, the Partnership and the Sponsor and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to federal laws, the laws of the State of New York, the Delaware LP Act and the Delaware LLC Act and (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion.

Exhibit B-6